Exhibit 10.28

AMENDMENT NUMBER 1

TO THE FINISH LINE, INC. 2009 INCENTIVE PLAN

Pursuant to rights reserved under Section 13.1 of The Finish Line, Inc. 2009 Incentive Plan (the “Plan”), the Board of Directors of The Finish Line, Inc. hereby amends the Plan as follows.

1.	The third sentence of Section 13.4(l) of the Plan, which reads “To the extent not prohibited by Section 409A of the Code, if the delayed payment consists of cash, interest shall accrue on the delayed payment at the rate of 7% per annum and if the delayed payment consists of Stock, dividends and distributions paid with respect to such Stock shall be added to the delayed payment” is hereby amended and restated to read in its entirety as follows:

“The Award subject of the delayed payment shall be automatically transferred to the then applicable Finish Line non-qualified deferred compensation plan and be invested pursuant to the investment elections in effect for the participant pursuant to that plan.”

2.	All other terms and provisions of the Plan shall remain in full force and effect.

IN WITNESS WHEREOF this Amendment Number 1 has been executed to be effective as of January 21, 2010.

THE FINISH LINE, INC.

Signature:	/s/ Bill Kirkendall
Printed Name:	Bill Kirkendall
Title:	Director, Chairman of Compensation
and Stock Option Committee